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                                                                    EXHIBIT 99.1

                   ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.
                           20 Broad Street, 20th Floor
                            New York, New York 10005

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 12, 2001

The undersigned hereby appoints George E. Robb, Jr. and Mr. Robert M. Murphy, and each of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of common stock of ROBB PECK McCOOEY Financial Services, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of ROBB PECK McCOOEY Financial Services, Inc. to be held on Monday, March 12, 2001, at the offices of ROBB PECK McCOOEY Financial Services, Inc., 20 Broad Street, 6th Floor, New York, New York 10005 at 10:00 a.m., and at any adjournment or postponement thereof, upon the applicable matters set forth in the Proxy Statement/Prospectus for such Special Meeting. Messrs. Robb, Jr. and Murphy are authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

      To approve the Agreement and Plan of Merger, dated as of January 18, 2001, as amended as of February 15, 2001, by and between LaBranche & Co Inc. and ROBB PECK McCOOEY Financial Services, Inc., under which ROBB PECK McCOOEY Financial Services, Inc. will merge with and into LaBranche & Co Inc., with LaBranche & Co Inc. being the surviving corporation, and any other transactions described in the merger agreement, including the disposition by ROBB PECK McCOOEY Financial Services, Inc. of its subsidiary, ROBB PECK McCOOEY Real Estate Management Corp., or Remco, and the subsidiaries of Remco to George E. Robb, Jr., the President and controlling stockholder of ROBB PECK McCOOEY Financial Services, Inc.

      [ ] FOR         [ ] AGAINST   [ ] ABSTAIN

THIS PROXY WILL BE VOTED ON THE ABOVE PROPOSAL AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(SEE OTHER SIDE)

FOLD AND DETACH HERE

Mark here if you plan to attend the Special Meeting [ ]

Receipt herewith of the Notice of Special Meeting of Stockholders of ROBB PECK McCOOEY Financial Services, Inc. to be held on March 12, 2001, and the related proxy statement/ prospectus dated February 20, 2001, are hereby acknowledged.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy votes all shares held in all capacities.

PLEASE BE SURE TO SIGN, DATE, AND MAIL THIS PROXY TODAY.

Signature:                                Signature:


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Print Name                                Print Name

Date                  , 2001
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